Exhibit 99.1

News Release

Investor Contacts:

Crescendo Communications
T: 844-589-8760
mnga@crescendo-ir.com

MagneGas Expands Industrial Gas & Welding Supply Business
Executive Sales Team with Appointment of Senior Supply Chain Industry Executive

Key Hire Provides Access to Major Auto Manufacturers

TAMPA, Florida, June 20, 2017 --MagneGas Corporation (“MagneGas” or the “Company”) (MNGA), a leading industrial clean technology company in the renewable resources and environmental solutions industries, announced today that it has hired a key sales executive from a Fortune 500 supply chain solutions company. This executive is anticipated to bring up to 80 distinct automotive fabrication and manufacturing facility relationships to MagneGas over the next 24 to 36 months. These relationships are expected to help drive sales including a mixture of proprietary sales of MagenGas2®, as well as traditional industrial gases and welding supplies—typically required by metal fabricating facilities in the global automotive industries. It is estimated that these facilities have an annual spend on such goods of $75,000 to $100,000 each. This executive hire is an extension of the Company’s continued focus on leveraging proprietary technology to effectively compete in the industrial gas and welding supply industry.

“This hire represents a significant step towards much broader penetration of the global automotive industry,” commented Ermanno Santilli, Chief Executive Officer of MagneGas Corporation. “We firmly believe that our proprietary technology, MagenGas2®, is a critical product differentiator that enables our sales team to gain access to clients, big and small. Provided we are able to successfully leverage these opportunities, we aim to provide clients with a one stop shop solution, including a wide range of additional high-margin, non-proprietary products that generate a high degree of recurring revenues. This is a very exciting step in the development of our sales capabilities.”

“Our ability to leverage MagenGas2® and accelerate organic growth through incremental sales of additional products is a key component in our strategy to expand baseline revenues, improve gross profits, and achieve adequate scale to push MagneGas into an EBITDA positive position in the near term,” commented Scott Mahoney, Chief Financial Officer of MagneGas Corporation. “We believe that our organic growth strategy is highly complemental to our acquisition strategy in the industrial gas and welding supply vertical. We believe this strategy, combined with our efforts in other high-value sales channels in the sterilization and combustion services segments, presents a compelling mix of dependable, low-risk growth combined, with meaningful upside from our emerging technological applications.”

About MagneGas Corporation

MagneGas® Corporation (MNGA) owns a patented process that converts various renewables and liquid wastes into MagneGas fuels. These fuels can be used as an alternative to natural gas or for metal cutting. The Company's testing has shown that its metal cutting fuel “MagneGas2®” is faster, cleaner and more productive than other alternatives on the market. It is also cost effective and safe to use with little changeover costs.  The Company currently sells MagneGas2® into the metal working market as a replacement to acetylene.

The Company also sells equipment for the sterilization of bio-contaminated liquid waste for various industrial and agricultural markets. In addition, the Company is developing a variety of ancillary uses for MagneGas® fuels utilizing its high flame temperature for co-combustion of hydrocarbon fuels and other advanced applications.  For more information on MagneGas®, please visit the Company's website at http://www.MagneGas.com.

The Company distributes MagneGas2® through Independent Distributors in the U.S and through its wholly owned distributor, ESSI (Equipment Sales and Services, Inc). ESSI has four locations in Florida and distributes MagneGas2®, industrial gases and welding supplies. For more information on ESSI, please visit the company’s website at http://www.weldingsupplytampa.com.

FORWARD-LOOKING STATEMENTS

This press release contains forward-looking statements as defined within Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended.  These statements relate to future events, including our ability to raise capital, or to our future financial performance, and involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance, or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. You should not place undue reliance on forward-looking statements since they involve known and unknown risks, uncertainties and other factors which are, in some cases, beyond our control and which could, and likely will, materially affect actual results, levels of activity, performance or achievements. Any forward-looking statement reflects our current views with respect to future events and is subject to these and other risks, uncertainties and assumptions relating to our operations, results of operations, growth strategy and liquidity. We assume no obligation to publicly update or revise these forward-looking statements for any reason, or to update the reasons actual results could differ materially from those anticipated in these forward-looking statements, even if new information becomes available in the future. The Company is currently using virgin vegetable oil to produce fuel while it configures its systems to properly process waste within local regulatory requirements.

For a discussion of these risks and uncertainties, please see our filings with the Securities and Exchange Commission. Our public filings with the SEC are available from commercial document retrieval services and at the website maintained by the SEC at http://www.sec.gov.